The Deutsche Portfolios

                            INVESTMENT MANAGEMENT AGREEMENT



               Agreement, made this 28th day of July, 1997, between the Deutsche Portfolios, a trust organized under New York law (the "Trust"), and Deutsche Fund Management, Inc., a Delaware corporation (the "Investment Manager"), registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act").

                                 W I T N E S S E T H:

               WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and consists initially of the ten sub-trusts listed on Schedule A to this Agreement (each such sub-trust, together with each other sub-trust of the Trust hereafter established by the Trustees of the Trust and made subject to this Agreement in accordance with Section 13 hereof, individually a "Portfolio" and, collectively, the "Portfolios"); and

               WHEREAS, the Board of Trustees of the Trust desires to retain the Investment Manager to render various investment management services to each Portfolio, and the Investment Manager is willing to render such services;

               NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:


                      The Trust hereby appoints the Investment
Manager to act as investment manager to each of the Portfolios for the period and the terms set forth in this Agreement, with the understanding that it may appoint an adviser to perform certain services relating to the management of the investment operations of the Portfolios as set forth in Section 4. The Investment Manager accepts such appointment and agrees to render or provide the services herein set forth, for the compensation herein provided.

                      The activities of the Investment Manager or any adviser appointed hereunder shall at all times be subject to the supervision of the Trustees of the Trust.



NY12527: 44504.4

                 The Investment Manager shall manage, or appoint an adviser to manage, the investment operations of the Portfolios and the composition of each Portfolio's holdings of securities and investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, in accordance with such Portfolio's investment objectives and policies as stated in the Registration Statement (as defined in paragraph 6(d) of this Agreement). The Investment Manager, or in case it appoints an adviser, such adviser, shall perform such services (the person performing such services being referred to herein as the "Adviser") subject to the following understandings:

                      The Adviser in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust and By-Laws of the Trust and the Registration Statement and with the instructions and directions of the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

                      the Adviser shall furnish a continuous investment program for each Portfolio and determine from time to time what securities, instruments and other investments, including futures contracts, will be purchased, retained, sold or lent by such Portfolio, and what portion of the assets will be invested or held uninvested as cash;

                      the Adviser shall use the same skill and care in the management of each Portfolio's investments as it uses in the administration of other accounts for which it has investment responsibility as agent;

                      the Adviser shall determine the securities or other investments to be purchased, sold or lent by each Portfolio and as agent for each Portfolio will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities, including a broker affiliated with the Adviser; in placing orders with brokers and/or dealers the Adviser intends to seek best price and execution for purchases and sales; the Adviser shall also determine whether or not a Portfolio shall enter into repurchase or reverse repurchase agreements;

               On occasions when the Adviser deems the purchase or sale of a security or other investment to be in the best interest of a Portfolio as well as other customers

NY12527: 44504.4
        of the Adviser, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased on behalf of such Portfolio and such other customer of the Adviser in order to obtain best execution, including lower brokerage commissions, if applicable. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to a Portfolio;

                      the Adviser shall maintain a set of books and records with respect to each Portfolio's securities and other investment transactions as required by the Advisers Act and other applicable laws and regulations and shall render to the Trustees of the Trust such periodic and special reports as the Trustees may reasonably request; and

                      the services of the Adviser to the Trust under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

                      The Investment Manager is authorized to
appoint an investment adviser to carry out the aforementioned investment operations of each Portfolio, as Adviser, on the above terms pursuant to an investment advisory contract conforming to the requirements of the 1940 Act and subject to approval of the Board of Trustees and the holders of beneficial interests in the Trust as required by the 1940 Act. Any such investment advisory contract shall provide that the Adviser is not authorized to make any business, operational or management decisions on behalf of the Trust or any Portfolio other than with respect to the investment operations and composition of a Portfolio's holdings of securities and other investments as set forth herein. The compensation of any such Adviser will be paid by the Investment Manager.

                      The Investment Manager shall also provide certain supervisory and administrative services to the Trust, including:

                      negotiating, maintaining, evaluating and coordinating contractual arrangements with third-party service providers, including, but not limited to, administrators, custodians, transfer agents, fund

NY12527: 44504.4
        accounting agents, independent accountants, attorneys, printers and insurers;

                      assisting the various third-party service providers retained by or for the Trust by, among other things, providing any information to such service providers as the Trustees of the Trust deem appropriate, including information concerning Portfolio performance and administration;

                      reviewing agendas for and minutes of meetings of Trustees and committees of Trustees; and preparing such supporting documents for such meetings as the Trustees may request the Investment Manager to prepare;

                      arranging, if desired by the Trust, for directors, officers or employees of the Investment Manager to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law; and

                      reviewing all registration statements, amendments thereto and other documents as may be required for compliance by the Trust and each Portfolio with all applicable laws and regulations and preparing such portions thereof as the Trustees of the Trust may request the Investment Manager to prepare.

               Notwithstanding the foregoing, the Investment Manager shall not be deemed to have assumed any duties under this Agreement with respect to, and shall not be responsible for, functions specifically assumed by any administrator, fund accounting agent custodian, private placement agent or transfer agent of the Trust.

                      The Trust has delivered copies of each of the following documents to the Investment Manager and will promptly notify and deliver to it all future amendments and supplements, if any:

                      Declaration of Trust of the Trust (such Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Declaration of Trust");


                      By-Laws of the Trust (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws");

NY12527: 44504.4

                      Certified resolutions of the Trustees of the Trust authorizing the appointment of the Investment Manager and approving the form of this Agreement;

                      The Trust's Notification of Registration on Form N-8A under the 1940 Act, its Registration Statement on Form N-1A under the 1940 Act (No. ______) and the Registration Statement on Form N-1A of Deutsche Funds, Inc. (No. 333-27709) under the Securities Act of 1933, as amended, and the 1940 Act, as filed with the Securities and Exchange Commission (the "Commission") on May 23, 1997, including all amendments thereto (together with the Registration Statement of the Trust, the "Registration Statement").

                      The Adviser shall keep the books and records required to be maintained by it pursuant to paragraph 3(e). The Investment Manager agrees that all records which it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Portfolios by Rule 31a-2 of the Commission under the 1940 Act.

                      During the term of this Agreement the
Investment Manager will pay all expenses, including personnel costs and overhead, incurred by it in connection with the performance of its obligations under this Agreement other than the cost of securities and investments purchased for each Portfolio (including taxes and brokerage commissions, if any) and extraordinary expenses and shall pay the salaries of Trustees and officers of the Trust who are affiliated persons (as defined in the 1940 Act) of the Investment Manager. The Investment Manager shall not be required to pay expenses of any activity which is intended primarily to result in sales of shares of the Portfolio.

                      For the services provided and the expenses borne pursuant to this Agreement, each Portfolio will pay to the Investment Manager as full compensation therefor a fee, computed daily and paid monthly in arrears, at an annual rate equal to the percentage of the average daily net assets of such Portfolio specified in Schedule A hereto.

                      The Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Trust or any Portfolio in connection with the matters to which this Agreement relates, except a loss or expense resulting from willful misfeasance,

NY12527: 44504.4
bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                      This Agreement shall continue in effect until the date two years after its execution and shall continue in effect from year to year thereafter with respect to each Portfolio if such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust in its entirety or with respect to any Portfolio, at any time, without the payment of any penalty, by vote of a majority of all the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust or such Portfolio, as the case may be, on 60 days' written notice to the Investment Manager, or by the Investment Manager at any time, without the payment of any penalty, on 90 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

                      The Investment Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Trust from time to time, have no authority to act for or represent the Trust or any Portfolio in any way or otherwise be deemed an agent of the Trust or any Portfolio.

                      This Agreement may be amended by mutual
consent, but the consent of the Trust must be approved (a) by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of the Trust or, in the case of an amendment to this Agreement affecting only one or several Portfolios, a majority of the outstanding voting securities of each such Portfolio. In the event that the Trustees of the Trust establish one or more additional sub-trusts with respect to which they wish to retain the Investment Manager to act as investment manager, the Trust and the Investment Manager may amend Schedule A hereto to add each such sub-trust and specify the fee payable to the Investment Manager in respect thereof, in which event such sub-trust shall become subject to the provisions of this Agreement and be deemed a "Portfolio" hereunder to the same extent as the existing Portfolios, except to the extent that such provisions may be modified with respect to any additional Portfolio in writing by the

NY12527: 44504.4

Trust and the Investment Manager at the time of the addition of the Portfolio.

                      Notices of any kind to be given to the
Investment Manager by the Trust shall be in writing and shall be duly given if mailed or delivered to the Investment Manager at 31 West 52nd Street, New York, New York 10019, Attention: President and Managing Director, or at such other address or to such other individual as shall be specified by the Investment Manager to the Trust. Notices of any kind to be given to the Trust by the Investment Manager shall be in writing and shall be duly given if mailed or delivered to the Trust at Cardinal Avenue, Grand Cayman, Cayman Islands, BWI or at such other address or to such other individual as shall be specified by the Trust to the Investment Manager.

                      The Trustees of the Trust have authorized the execution of this Agreement in their capacity as Trustees and not individually and the Investment Manager agrees that neither the holders of interests in the Trust nor the Trustees nor any officer, employee, representative or agent of the Trust shall be personally liable upon, or shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Trust or any Portfolio, that the interest holders of the Portfolios and the trustees, officers, employees, representatives and agents of the Trust shall not be personally liable hereunder, and that the Investment Manager shall look solely to the property of the Trust for the satisfaction of any claim hereunder.

                      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

NY12527: 44504.4

                      This Agreement shall be governed by and
construed in accordance with the laws of the State of New
York.

               IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the 28th day of July, 1997.


                             DEUTSCHE PORTFOLIOS




                             By:__________________________________
                                    Trustee


                             DEUTSCHE FUND MANAGEMENT, INC.



                             By:__________________________________
                                    President and Managing Director

NY12527: 44504.4

                                                                     Schedule A




                                                                 Fee (annualized
                                                                    % of average
                                                               daily net assets)
Portfolio

Top 50 World Portfolio                                   1.00%

Top 50 Europe Portfolio                                   1.00

Top 50 Asia Portfolio                                     1.00

Top 50 US Portfolio                                       1.00

Provesta Portfolio                                        0.85

Investa Portfolio                                         0.85

Japanese Equity Portfolio                                 0.85

Global Bond Portfolio                                     0.75

European Bond Portfolio                                   0.75

US Money Market Portfolio                                 0.15

NY12527: 44504.4